UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 6, 2017

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01                                  Other Events.

Hanger, Inc. (the “Company”) reported in its Current Report on Form 8-K filed on June 6, 2016 with the Securities and Exchange Commission (the “Commission”) that the Company had discussed with the Staff of the Commission’s Division of Enforcement the evidence uncovered in the investigation by the Audit Committee of the Board of Directors into the circumstances surrounding certain of the accounting misstatements that led to the Company’s restatement.  The Division of Enforcement requested documents and other information from the Company concerning the restatement and related matters and the Company responded to these inquiries.

By letter dated January 10, 2017, the Staff of the Division of Enforcement notified the Company that it had concluded its investigation of these matters and, based on information it had as of that date, did not intend to recommend an enforcement action by the Commission against the Company.  The information in the Staff’s letter was provided under the guidelines set out in the final paragraph of Securities Act Release No. 5310.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: February 6, 2017